EXHIBIT 8

Subsidiaries of the Registrant

Brazauro Resources Corporation

(a British Columbia corporation)

Owns 100% of the following corporations:

Star U.S. Inc.

(a Delaware corporation)

and

Brazauro Holdings (Brazauro) Ltd.

(a British Columbia corporation)

and

Resource Holdings 2004

(a BVI corporation)

Brazauro Resources Corporation owns 98% of:

Jaguar Resources do Brasil Ltda.

(a Brazilian corporation)

Brazauro Holdings (Brazauro) Ltd. owns 2% and 1%, respectively of:

Jaguar Resources do Brasil Ltda.

(a Brazilian corporation)

Empresa Internacional de Mineração do Brasil Ltda

(a Brazilian corporation)

Resource Holdings 2004 owns 99% of:

Empresa Internacional de Mineração do Brasil Ltda

Jaguar Resources do Brasil Ltda. owns 100% of:

Mineração Cachambix Ltda.

(a Brazilian corporation)

Star U.S. Inc. Owns 100% of the

following three corporations:

Diamond Operations, Inc. (a Delaware corporation)

Diamond Exploration, Inc. (an Arkansas corporation)

Continental Diamonds, Inc. (an Arkansas corporation)